SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 28, 2003

CLARKSTON FINANCIAL CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	333-63685 (Commission File Number)	38-3412321 (IRS Employer Identification no.)

15 South Main Street Clarkston, Michigan (Address of principal executive office)		48326 (Zip Code)

Registrant's telephone number, including area code: (248) 625-8585

Item 7.         Financial Statements and Exhibits.

Exhibit

99.1     Press release dated October 28, 2003.

Item 12.         Results of Operations and Financial Condition.

On October 28, 2003, Clarkston Financial Corporation issued a press release announcing results for the third fiscal quarter. A copy of the press release is attached as Exhibit 99.1.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 28, 2003	CLARKSTON FINANCIAL CORPORATION (Registrant)
	By	/s/ J. Grant Smith J. Grant Smith Chief Financial Officer

EXHIBIT INDEX

99.1         Press Release dated October 28, 2003 with respect to third quarter earnings.

EXHIBIT 99.1

Contacts:
Clarkston Financial Corp. — Dawn Horner, CEO, or Grant Smith, CFO — P:248 625-8585 Marcotte Financial Relations – Mike Marcotte – P:248 656-3873

Clarkston Financial Corp. Q3 Earnings Rise 132%, 9-Month Earnings Double 15th Consecutive Profitable Quarter	For Immediate Release

        CLARKSTON, Mich., Oct. 28, 2003 — Clarkston Financial Corporation (OTCBB:CKSB), the holding company for Clarkston State Bank, saw its Q3-2003 earnings rise 132% and its 9-month-2003 net income double, compared with year-earlier results, Edwin L. Adler, Board Chairman, and Dawn M. Horner, Bank President and CEO, jointly announced today.

        Third-Quarter Results Net income for the third quarter rose 132% to a record $452,000, or $0.43 per diluted share, from $195,000, or $0.19 per diluted share, for 2002‘s third quarter. The results reflect sizeable gains in both interest and noninterest income. Net interest income rose 27% to $1,095,000, from loan growth and improved margins. Noninterest income increased 108% to $281,000, from fees from recently introduced mortgage-origination activities, transaction fees associated with increased levels of deposits and branch operations, and gains on the sale of securities.

        Nine-Month Results Nine-month results were equally upbeat. Net income rose 100% to a record $989,000, or $0.95 per diluted share, from $495,386, or $0.48 per diluted share, for the first nine months of 2002. Net interest income rose 22% to $2,988,000, from loan growth and improved margins despite a Federal Reserve interest rate cut. Noninterest income jumped 181% to $1,002,000, from mortgage-origination fees, branch-transaction fees and gains on the sale of securities.

        At the close of the third quarter, assets totaled $131,862, 000, up 14% for the year and 19% from September 30, 2002. Loans outstanding stood at $84,743,000, up 55% for the year and 70% for the trailing 12 months. Deposits were $120,083,000, up 14% for the year and 20% from a year ago. At quarter’s end, the loan-loss provision stood at 1.26%, versus 1.22% a year ago. Loan quality remains high.

    Mr. Adler said, “Our team posted exceptional results with record growth and profitability, despite the tenuous economy, soft loan demand and agonizingly low interest rates. As important, we gained marketshare in a very tough business environment without sacrificing profit margins or compromising loan quality.”

More

Clarkston Financial Corp.
Q3/9-month 2003 Results

    Mrs. Horner added, “We are running well ahead of plan. We opened a new loan-production office in Clarkston for commercial, consumer and mortgage lending. This additional visibility in the marketplace provides much-needed office space and added privacy for lenders and customers. We are close to signing a lease for another branch office site in Clarkston. Plans for the new branch office include drive-up service and 24-hour ATM. Earlier this month we became a member of Federal Home Bank of Indianapolis to provide us with a low-cost source of funds to support mortgage and other lending activities.

        “Looking forward, we are hopeful of an upturn in the economy and we expect our momentum to continue into the fourth quarter and new year.”

        Clarkston Financial Corporation is the holding company for Clarkston State Bank, which opened in January 1999, and serves consumer and commercial customers with a full array of financial services from four branch offices in Clarkston, Waterford, and Independence Township, Mich.

        Safe Harbor. This news release contains comments or information that constitute forward-looking statements within the context of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve significant risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements. Factors that may cause such a difference include: changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors included in the Corporation’s filings with the Securities and Exchange Commission, available free online via EDGAR at sec.gov. The Corporation assumes no responsibility to update forward-looking statements.

more
(financial schedules follow)

SUMMARY OF OPERATIONS                         Three Months Ended
                                                  September 30,        Percent
                                               2003         2002       Change

    Net Interest Income                     1,094,888     859,000      27.46%
    Provision for Loan Losses                  70,000     108,000     -35.19%
    Non-Interest Income                       280,678     135,000     107.91%
    Non-Interest Expense                      748,890     584,000      28.23%
       Pre-Tax Income                         556,676     302,000      84.33%
       Net Income                             451,676     195,000     131.63%

    Net Income Per Share                        $0.43       $0.19
    Net Interest Margin (Period Avg.
     Assets)                                     3.38%       3.32%

    PERFORMANCE RATIOS                              Quarter
       Return on Average Equity                 17.18%       8.50%
       Return on Average Assets                  1.37%       0.73%

                                              Nine Months Ended
                                                 September 30,        Percent
                                               2003         2002       Change

    Net Interest Income                    $2,988,487   $2,446,000     22.18%
    Provision for Loan Losses                 496,000      153,000    224.18%
    Non-Interest Income                     1,002,662      356,000    181.65%
    Non-Interest Expense                    2,201,845    1,893,000     16.32%
      Pre-Tax Income                        1,293,304      756,000     71.07%
      Net Income                             $989,054     $495,000     99.81%

    Net Income Per Share                        $0.95        $0.48     97.92%
    Net Interest Margin (Period Avg.
     Assets)                                     3.22%        3.34%    -3.59%

    PERFORMANCE RATIOS                        Last Twelve Months
      Return on Average Equity                  13.03%        6.80%    91.62%
      Return on Average Assets                   1.06%        0.59%    79.66%

    BALANCE SHEET HIGHLIGHTS         December 31     June 30      Percent Chg.
                                        2002           2003        Prior Qtr.

    Assets                          $115,335,000   $130,694,323      13.32%
    Loans (Gross)                     54,722,000     76,335,211      39.50%
    Deposits                         104,923,000    117,483,914      11.97%
    Interest Earning Assets          112,069,000    123,705,756      10.38%
    Shareholders' Equity               9,758,000     10,523,780       7.85%
    Book Value per Share                   $9.48         $10.23       7.85%
    Total Shares Outstanding           1,028,922      1,028,922       0.00%
    ALLLP as a % Total Loans                1.27%          1.30%     -3.94%

                                    September 30  Percent Chg.   Percent Chg.
                                        2003       Prior Qtr.    Prior Yr. End

    Assets                          $131,861,832       0.89%         14.33%
    Loans (Gross)                     84,743,156      11.01%         54.86%
    Deposits                         120,082,806       2.21%         14.45%
    Interest Earning Assets          127,702,735       3.23%         13.95%
    Shareholders' Equity              10,342,333      -1.72%          5.99%
    Book Value per Share                   $9.97      -2.49%          5.16%
    Total Shares Outstanding           1,037,029       0.79%          0.79%
    ALLLP as a % Total Loans                1.26%     -3.08%         -0.79%